                                                                    Exhibit 99.1

(THE HOME DEPOT(R) LOGO)


                            THE HOME DEPOT ANNOUNCES

             RECORD RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2005

                    Record Fiscal 2005 Net Income of $5.8 Billion

                    Record Fiscal 2005 Earnings Per Share of $2.72, up 20.4 Percent

                    Record Fiscal 2005 Sales of $81.5 Billion, up 11.5 Percent

                    Record Fiscal 2005 Gross Margin of 33.5 Percent

                    Record Fiscal 2005 Operating Margin of 11.5 Percent

                    Record Fiscal 2005 Average Ticket of $57.98

ATLANTA, Feb. 21 -- The Home Depot(R) (NYSE: HD), the world's largest home improvement retailer, today reported record results for the fourth quarter and fiscal year 2005 based on strong performance in its core retail stores, its services business, Home Depot Direct and the continued expansion of the Home Depot Supply platform.

For the fourth quarter of fiscal 2005, the Company's diluted earnings per share rose 27.7 percent to a record $0.60 on net earnings of $1.3 billion, compared with $0.47 on net earnings of $1.0 billion reported for the same period in fiscal 2004. Sales for the fourth quarter of fiscal 2005 totaled $19.5 billion, a 15.9 percent increase from the fourth quarter of fiscal 2004. Comparable store sales for the fourth quarter of fiscal 2005 increased 5.5 percent.

For fiscal 2005, diluted earnings per share increased 20.4 percent to $2.72 on net earnings of $5.8 billion, compared to diluted earnings per share of $2.26 on net earnings of $5.0 billion in fiscal 2004. Sales for fiscal 2005 increased to $81.5 billion, an 11.5 percent increase over fiscal 2004, and comparable store sales for the year grew 3.8 percent.

"Our performance in 2005 reflects the hard work and dedication of our 345,000 associates, and I want to personally thank them for another year of record results. We are grateful to our loyal customers and suppliers who continue to make us the No. 1 home improvement retailer in the world," said Bob
Nardelli, chairman, president & CEO. "In 2006, we will capitalize on our strong momentum and continue to deliver sustainable, predictable and profitable growth."

"This year was one of significant growth," said Carol Tome, executive vice president and CFO. "In 2005, we maintained our disciplined approach to capital allocation, investing $3.9 billion back into our business, spending $2.5 billion to acquire 21 companies and returning nearly $3.9 billion to shareholders in the form of dividends and share repurchases."

Since its share repurchase program began in 2002, the Company has repurchased 277 million, or over 12 percent, of its outstanding shares and spent $9.7 billion under its $11 billion share repurchase authorization. During this same period, the Company more than doubled its dividend paid to shareholders and in January 2006, announced a 50 percent increase in its annual dividend to 60 cents a share. Cumulatively, over the past five years, the Company has returned over 58 percent of its net earnings to shareholders in the form of dividends and share repurchases.

At the end of fiscal 2005, The Home Depot reported total assets of $44 billion, total stockholders' equity of $27 billion; and a return on invested capital of
22.4 percent, up 90 basis points from the prior year.

ENHANCING THE CORE

By creating a compelling shopping experience for customers, average ticket grew to a record $57.98 for fiscal year 2005, an increase of 5.6 percent over the prior year. For the fourth quarter of fiscal 2005, average ticket was $57.20, an increase of 5.7 percent compared to the same quarter during the previous year and represents an approximate $10 increase over the last five years.

"The continuous introduction of new and innovative products that bring more features and benefits to customers and our efforts to make stores easier to navigate and fun to shop drove average ticket," said Tom Taylor, executive vice president, Merchandising & Marketing. "In 2005, we broadened our assortment and enhanced the store appearance, which resulted in a differentiated shopping experience for our customers."

Significant merchandising accomplishments in 2005 include:

- Introduced LG appliances, one of the fastest growing appliance lines in the United States

- Grew core appliance market share from 8.1 percent to 9.7 percent on a 12-month rolling basis according to an independent third party research company

- Introduced new and exclusive 28-volt Milwaukee and 18-volt Makita lithium ion cordless power tools, which offer more power, less weight and longer run times for professionals and serious do-it-yourselfers

- Launched an expanded paint palette through Behr's Colores Origenes and Ralph Lauren's metallic and suede paints

- Expanded the outdoor living assortment, with fashion-forward innovation in patio furniture and grills

- Continued proprietary, exclusive brand leadership through Hampton Bay, Thomasville, Pegasus, RIDGID and Ryobi products

- Continued store modernization, including improved signage, point-of-purchase information and resets across a variety of categories

The Home Depot's merchandising successes in 2005 were bolstered by store technology initiatives that increased efficiency across the store. Significant technology initiatives in 2005 include:

- Completed the rollout of back-end scanned receiving to all U.S. and Canadian stores

-    Commenced vendor certification for certified receiving

-    Continued installation of self-checkout registers, now in 1,272 stores

-    Grew centralized automated replenishment to 20 percent of store sales

- Implemented a Special Order Services Initiative pilot in 285 stores and the Tampa Call Center

In addition, through its regular "Voice of the Customer" surveys, the Company saw continued improvement in every key attribute, such as associate engagement, speed of checkout, associate know-how and merchandise selection.

EXTENDING THE BUSINESS

Building on the growing demand for do-it-for-me services, The Home Depot's services business grew 21.4 percent during fiscal 2005, driven by strong growth in installation categories such as countertops, roofing/gutters, kitchens, windows and HVAC.

During the fourth quarter, the Company acquired Chem-Dry, the world's largest carpet and upholstery cleaning franchisor. Chem-Dry has nearly 4,000 franchises worldwide, including 2,500 in the United States and services 10,000 homes every day. Chem-Dry is a perfect extension to the company's services business.

Significant accomplishments in extending the business in 2005 include:

- Increased product offerings on homedepot.com to more than 30,000 products; the site now averages three million visits per week

- Launched two unique direct-to-customer brands: 10 Crescent Lane (10crescentlane.com) and Paces Trading Company (pacestradingcompany.com), offering quality home decor and lighting options, respectively, both through innovative catalogs and e-commerce sites

-    Opened 179 new stores, including five relocations

-    Opened its 2,000th store, including the 54th store in Mexico

In 2005, the Company opened 20 net new stores in Canada and 10 net new stores in Mexico. As of year-end, approximately 9.4 percent of the Company's store base was located outside of the U.S. The Company maintains its leadership position as the No. 1 home improvement retailer in Canada, Mexico and the United States.

EXPANDING THE MARKET

In 2005, The Home Depot continued to expand its market through continued growth in Home Depot Supply, which represents approximately 5 percent of the Company's sales. Home Depot Supply experienced triple-digit growth for fiscal 2005 strengthening its position in the Maintenance, Repair and Operations (MRO), Builder, and Professional Supply platforms.

Home Depot Supply's financial success was fueled by organic and acquisitive growth. Acquisitions in the fourth quarter of fiscal 2005 included:

- Southwest Rebar, a leading rebar fabricator and construction supply distributor with three locations in Arizona. With Southwest Rebar, White Cap now operates 103 branches in 23 states, further strengthening its professional supply presence.

- Traditional Floor Covering, a leading flooring installer with four locations in Florida. With Traditional Floor Covering, Creative Touch Interiors now operates 37 branches in 14 states and sells to 18 of the top 20 homebuilders.

- Sesco/Quesco Electric Supply, an 80-year old distributor of electrical supplies with four locations in Toronto, Ontario. With Sesco/Quesco Electric Supply, the MRO companies operate 206 branches in 45 states and provinces in the United States and Canada.

In January 2006, the Company announced its intent to acquire Hughes Supply, a leading distributor of construction and repair products. Hughes Supply will more than double the size of Home Depot Supply with projected 2006 combined sales approaching $12 billion. The acquisition is anticipated to close in April.

More information about Home Depot Supply can be found on the Company's website at homedepot.com under the Investor Relations section.

OTHER NOTABLE EVENTS

In 2005, the Company further strengthened its long-standing commitment to giving back in the communities it serves across North America.

Corporate citizenship

- Committed more than $9 million in cash and materials to 2005's hurricane relief, recovery and rebuilding efforts through the combined efforts of The Home Depot, The Home Depot Foundation, The Homer Fund and the Company's supplier partners.

- Partnered with the American Red Cross for a three-year, $6.6 million program to support hurricane relief and disaster education efforts.

- Partnered with Hands On Network to lead a national movement to increase volunteerism by 10 percent and add 6.4 million new volunteers during the next two years. In September 2005, 29 organizations participated in the Corporate Month of Service, with more than 850,000 volunteer hours of service logged. Associates from The Home Depot contributed more than 321,000 volunteer hours through 1,288 service projects throughout North America.

- Announced a three-year, $25 million partnership with KaBOOM! to create 1,000 playspaces in 1,000 days.

- Hired 17,000 military job seekers, including veterans, separating active duty service members, National Guard members, reservists and military spouses through Operation Career Front, the Company's joint hiring initiative with the U.S. departments of Defense, Labor and Veterans Affairs.

Significant awards:

- Recognized by the U.S. Environmental Protection Agency with its ENERGY STAR Retail Commitment Award

- Received the 2005 Salute to Greatness Award from The King Center for demonstrating a commitment to social responsibility in the spirit of Dr. Martin Luther King, Jr.

- Ranked 4th on the HACR Corporate Responsibility Index by the Hispanic Association for Corporate Responsibility

- Received the 2005 Private Sector Leadership Award from the Partnership for Public Service

- Recognized for outstanding support of the men and women in the armed services by the Military Officers Association of America and the United Services Organization (USO)

- Received the Award for Excellence for Workplace Volunteer Programs from the Points of Light Foundation

- Ranked No. 8 by Chief Executive magazine on its annual list of Best Companies for Leaders

-    Ranked by FORTUNE as the No. 1 Most Admired Specialty Retailer for 2005

The Home Depot will conduct a conference call today at 9:00 a.m. EST to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at homedepot.com under the Investor Relations section.

Founded in 1978, The Home Depot(R) is the world's largest home improvement specialty retailer and the second largest retailer in the United States. At the end of fiscal year 2005, the company employed approximately 345,000 associates in 2,042 stores in all 50 states, the District of Columbia, Puerto Rico, 10 Canadian provinces and Mexico. The company also operates 34 EXPO Design Centers, 11 THD Landscape Supply stores, eight Contractors' Warehouse stores, three THD Supply stores, and two THD Floor Stores. Its stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

                                       ###

Certain statements contained herein, including any statements related to Net Sales growth, increases in comparable store sales, impact of cannibalization, commodity price inflation and deflation, implementation of store initiatives, Net Earnings performance, including Depreciation expense, earnings per share, stock-based compensation expense, store openings and closures, capital allocation and expenditures, the effect of adopting certain accounting standards, future financial reporting, financing, margins, return on invested capital, operations after the closing of the merger with Hughes Supply, Inc. ("Hughes"), the timing and certainty of closing of the merger with Hughes, the accounting and financial impact of the merger with Hughes, strategic direction and the demand for our products and services, constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on currently available information and are based on our current expectations and projections about future events. These statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and expectations. These risks and uncertainties include, but are not limited to: economic conditions in North America; changes in our cost structure; the availability of sourcing channels consistent with our strategy of differentiation; conditions affecting new store development, such as our ability to find suitable store locations and obtain all required permits; conditions affecting customer transactions and average ticket, including, but not limited to, weather conditions; the success of our technology initiatives in improving and streamlining operations and customers' in-store experience; our ability to identify and respond to evolving trends in demographics and consumer preferences; our ability to design stores that appeal to customers; the costs of redesigning stores in light of evolving customer expectations; the success of new store formats; the relative success of our expansion strategy, including our ability to identify acquisition opportunities, particularly in markets outside the United States, and our ability to complete acquisitions on financially attractive terms and integrate them with our other businesses (including the merger with Hughes); our ability to create appropriate distribution channels for key sales platforms; our ability to successfully execute our on-line strategy; our ability to attract, train and retain highly qualified associates; the impact of new accounting standards; the impact of competition; and decisions by management related to possible asset impairments, regulation and litigation matters. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances. Additional information regarding these and other risks and uncertainties is contained in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 30, 2005.

For more information contact:

Financial Community                    News Media
Diane Dayhoff                          Jerry Shields
Vice President of Investor Relations   770-384-2741, jerry_shields@homedepot.com
770-384-2666                           Paula Smith
diane_dayhoff@homedepot.com            770-384-3791, paula_c_smith@homedepot.com

                      THE HOME DEPOT, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
   FOR THE THREE MONTHS AND YEARS ENDED JANUARY 29, 2006 AND JANUARY 30, 2005
                                   (UNAUDITED)
       (AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA AND AS OTHERWISE NOTED)




                                                THREE MONTHS ENDED          % INCREASE          YEARS ENDED           % INCREASE
                                              1-29-06         1-30-05       (DECREASE)     1-29-06         1-30-05    (DECREASE)
                                             ---------       ---------      ---------    ---------       ---------    ----------
NET SALES                                    $  19,489       $  16,812            15.9%   $  81,511       $  73,094         11.5%
Cost of Sales                                   12,896          11,063            16.6       54,191          48,664         11.4
                                             ---------       ---------                    ---------       ---------
   GROSS PROFIT                                  6,593           5,749            14.7       27,320          24,430         11.8

Operating Expenses:
    Selling, General and Administrative          4,132           3,750            10.2       16,485          15,256          8.1
    Depreciation and Amortization                  413             332            24.4        1,472           1,248         17.9
                                             ---------       ---------                    ---------       ---------
       Total Operating Expenses                  4,545           4,082            11.3       17,957          16,504          8.8
                                             ---------       ---------                    ---------       ---------

   OPERATING INCOME                              2,048           1,667            22.9        9,363           7,926         18.1

Interest Income (Expense):
   Interest and Investment Income                    8              10           (20.0)          62              56         10.7
   Interest Expense                                (35)            (21)           66.7         (143)            (70)       104.3
                                             ---------       ---------                    ---------       ---------
       Interest, net                               (27)            (11)          145.5          (81)            (14)       478.6
                                             ---------       ---------                    ---------       ---------
EARNINGS BEFORE PROVISION
    FOR INCOME TAXES                             2,021           1,656            22.0        9,282           7,912         17.3
Provision for Income Taxes                         736             615            19.7        3,444           2,911         18.3
                                             ---------       ---------                    ---------       ---------
   NET EARNINGS                              $   1,285       $   1,041            23.4%   $   5,838       $   5,001         16.7%
                                             =========       =========                    =========       =========

Weighted Average Common Shares                   2,119           2,188            (3.2)%      2,138           2,207         (3.1)%

BASIC EARNINGS PER SHARE                     $    0.61       $    0.48            27.1%   $    2.73       $    2.27         20.3%

Diluted Weighted Average Common Shares           2,128           2,199            (3.2)%      2,147           2,216         (3.1)%

DILUTED EARNINGS PER SHARE                   $    0.60       $    0.47            27.7%   $    2.72       $    2.26         20.4%


SELECTED HIGHLIGHTS                              THREE MONTHS ENDED         % INCREASE           YEARS ENDED          % INCREASE
                                              1-29-06        1-30-05          (DECREASE)    1-29-06        1-30-05     (DECREASE)
                                              -------        --------       ------------  -----------      -------    -----------

Number of Customer Transactions (1)                308             296             4.1%       1,330           1,295          2.7%
Average Ticket (1)                           $   57.20       $   54.13             5.7    $   57.98       $   54.89          5.6
Weighted Average Weekly Sales
    per Operating Store (000's) (1)          $     676       $     667             1.3    $     763       $     766         (0.4)
Square Footage at End of Period (1)                215             201             7.0          215             201          7.0
Capital Expenditures                         $   1,028       $   1,170           (12.1)   $   3,881       $   3,948         (1.7)
Depreciation and Amortization (2)            $     445       $     348            27.9%   $   1,579       $   1,319         19.7%


(1) Excludes all non-store locations since their inclusion may cause distortion of the data presented due to operational differences from our retail stores. The total number of the excluded locations and their total square footage are immaterial to our total number of locations and total square footage.

(2) Includes depreciation of distribution centers and tool rental equipment included in Cost of Sales and amortization of deferred financing costs included in Interest Expense.

                      THE HOME DEPOT, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                   AS OF JANUARY 29, 2006 AND JANUARY 30, 2005
                              (AMOUNTS IN MILLIONS)

                                                                    1-29-06                  1-30-05
                                                                   (UNAUDITED)              (AUDITED)
                                                                   -----------              ---------
ASSETS
  Cash and Short-Term Investments                                    $   807                 $ 2,165
  Receivables, net                                                     2,396                   1,499
  Merchandise Inventories                                             11,401                  10,076
  Other Current Assets                                                   742                     533
                                                                     -------                 -------
     Total Current Assets                                             15,346                  14,273
                                                                     -------                 -------
  Property and Equipment, net                                         24,901                  22,726
  Cost in Excess of the Fair Value of Net Assets Acquired, net         3,286                   1,394
  Other Assets                                                           949                     627
                                                                     -------                 -------
     TOTAL ASSETS                                                    $44,482                 $39,020
                                                                     =======                 =======
LIABILITIES AND STOCKHOLDERS' EQUITY
  Short-Term Debt                                                    $   900                $     --
  Accounts Payable                                                     6,032                   5,766
  Accrued Salaries and Related Expenses                                1,176                   1,055
  Current Installments of Long-Term Debt                                 513                      11
  Other Current Liabilities                                            4,280                   3,623
                                                                     -------                 -------
     Total Current Liabilities                                        12,901                  10,455
                                                                     -------                 -------
  Long-Term Debt                                                       2,672                   2,148
  Other Long-Term Liabilities                                          2,000                   2,259
                                                                     -------                 -------
     Total Liabilities                                                17,573                  14,862
                                                                     -------                 -------
  Total Stockholders' Equity                                          26,909                  24,158
                                                                     -------                 -------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $44,482                 $39,020
                                                                     =======                 =======